Exhibit 1.1

UNDERWRITING AGREEMENT

between

U.S. RARE EARTHS, INC.

and

AEGIS CAPITAL CORP.,

as Representative

U.S. RARE EARTHS, INC.

UNDERWRITING AGREEMENT

New York, New York
              , 2015

Aegis Capital Corp.

As Representative of the several Underwriters named on Schedule 1 attached hereto
810 Seventh Avenue, 18th Floor

New York, New York 10019

Ladies and Gentlemen:

The undersigned, U.S. Rare Earths, Inc., a company formed under the laws of the State of Nevada (collectively with its subsidiaries and affiliates, including, without limitation, all entities disclosed or described in the Registration Statement (as hereinafter defined) as being subsidiaries or affiliates of the Company, the “Company”), hereby confirms its agreement (this “Agreement”) with Aegis Capital Corp. (hereinafter referred to as “you” (including its correlatives) or the “Representative”) and with the other underwriters named on Schedule 1 hereto for which the Representative is acting as representative (the Representative and such other underwriters being collectively called the “Underwriters” or, individually, an “Underwriter”) as follows:

1.                                      Purchase and Sale of Securities.

1.1                               Firm Securities.

1.1.1.                  Nature and Purchase of Firm Securities.

(i)                                     On the basis of the representations and warranties herein contained, but subject to the terms and conditions herein set forth, the Company agrees to issue and sell, severally and not jointly, to the several Underwriters, an aggregate of [   ] shares (“Firm Shares”) of the Company’s common stock, par value $0.00001 per share (the “Common Stock”). For each [   ]  Firm Share issued and sold by the Company, the Company shall issue and sell to the several Underwriters one warrant to purchase one share of Common Stock in the form attached hereto as Exhibit A (each, a “Firm Warrant”), or an aggregate of [   ]  warrants to purchase an aggregate of [   ]  shares of Common Stock (the “Firm Warrants”). The Firm Shares and Firm Warrants will be purchased separately and are collectively referred to as “Firm Securities”.

(ii)                                  The Underwriters, severally and not jointly, agree to purchase from the Company the number of Firm Shares set forth opposite their respective names on Schedule 1 attached hereto and made a part hereof at a purchase price of $[   ] per share (93% of the per Firm Share offering price). The Firm Shares are to be offered initially to the public at the offering price set forth on the cover page of the Prospectus (as defined in Section 2.1.1 hereof). The Underwriters, severally and not jointly, also agree to purchase from the Company the number of Firm Warrants set forth opposite their respective names on Schedule 1 attached hereto and made a part hereof at a purchase price of $[•] per Firm Warrant (93% of the per Firm Warrant offering price). The Firm Warrants are to be offered initially to the public at the offering price set forth on the cover page of the Prospectus (as defined in Section 2.1.1 hereof).

1.1.2.                  Payment and Delivery.

(i)                                     Delivery and payment for the Firm Securities shall be made at 10:00 a.m., Eastern time, on the third (3rd) Business Day following the effective date (the “Effective Date”) of the Registration Statement (as defined in Section 2.1.1 below) (or the fourth (4th) Business Day following the Effective Date if the Registration Statement is declared effective after 4:30 p.m.) or at such earlier time as shall be agreed upon by the Representative and the Company, at the offices of McDermott Will & Emery LLP (“McDermott”), 340 Madison Avenue, New York, NY 10173, or at such other place (or remotely by facsimile or other electronic transmission) as shall be agreed upon by the Representative and the Company. The hour and date of delivery and payment for the Firm Securities is called the “Closing Date.”

(ii)                                  Payment for the Firm Securities shall be made on the Closing Date by wire transfer in Federal (same day) funds, payable to the order of the Company upon delivery of the certificates (in form and substance satisfactory to the Underwriters) representing the Firm Securities (or through the facilities of the Depository Trust Company (“DTC”)) for the account of the Underwriters. The Firm Shares shall be registered in such name or names and in such denominations as the Representative shall request in writing at least two (2) full Business Days prior to the Closing Date. The Company will cause any Firm Warrants to be made available to the Underwriter for checking and packaging at least one full Business Day prior to the Closing Date at the office of McDermott. The Company shall not be obligated to sell or deliver the Firm Securities except upon tender of payment by the Representative for all of the Firm Securities. The term “Business Day” means any day other than a Saturday, a Sunday or a legal holiday or a day on which banking institutions are authorized or obligated by law to close in New York, New York.

1.2                               Over-allotment Option.

1.2.1.                  Additional Securities.  For the purposes of covering any over-allotments in connection with the distribution and sale of the Firm Securities, the Company hereby grants to the Underwriters an option (the “Over-allotment Option”) to purchase up to [   ] additional shares of Common Stock, representing up to fifteen percent (15%) of the Firm Shares sold in the Offering (the “Additional Shares”) and/or up to an additional [   ] warrants to purchase [   ]  shares of Common Stock, representing up to 15% of the Firm Warrants sold in the Offering (the “Additional Warrants”). The Additional Shares and Additional Warrants are collectively referred to as the “Additional Securities”.  The Firm Securities, the Additional Securities and the shares of Common Stock issuable upon exercise of the Firm Warrants and Additional Warrants are hereinafter referred to together as the “Public Securities.” The Firm Shares and Additional Shares shall be issued directly by the Company and shall have the rights and privileges described in the Registration Statement and the Prospectus referred to below. The Firm Warrants and Additional Warrants (collectively, the “Warrants”) shall be issued directly by the Company and shall have the rights and privileges set forth in the form of Warrant Agency Agreement attached hereto as Exhibit A (the “Warrant Agreement”). The offering and sale of the Public Securities is herein referred to as the “Offering.”

1.2.2.                  Exercise of Option.  The Over-allotment Option granted pursuant to Section 1.2.1 hereof may be exercised by the Representative as to all (at any time) or any part (from time to time) of the Additional Securities within 45 days after the Effective Date. The purchase price to be paid per Additional Share shall be equal to the price per Firm Share set forth in Section 1.1.1(ii) hereof and the purchase price to be paid per Additional Warrant shall be equal to the price per Firm Warrant set forth in Section 1.1.1(ii) hereof. The Underwriters shall not be under any obligation to purchase any Additional Securities prior to the exercise of the Over-allotment Option. The Over-allotment Option granted hereby may be exercised by the giving of notice to the Company from the Representative, which must be confirmed in writing by overnight mail or facsimile or other electronic transmission setting forth the number of Additional Securities to be purchased and the date and time for delivery of and payment for the Additional Securities (the “Option Closing Date”), which shall not be later than five (5) full Business Days after the date of the notice or such other time as shall be agreed upon by the Company and the Representative, at the offices of McDermott or at such other place (including remotely by facsimile or other electronic transmission) as shall be agreed upon by the Company and the Representative. If such delivery and payment for the Additional Securities does not occur on the Closing Date, the Option Closing Date will be as set forth in the notice. Upon exercise of the Over-allotment Option with respect to all or any portion of the Additional Securities, subject to the terms and conditions set forth herein, (i) the Company shall become obligated to sell to the Underwriters the number of Additional Securities specified in such notice and (ii) each of the Underwriters, acting severally and not jointly, shall purchase that portion of the total number of Additional Securities then being purchased as set forth in Schedule 1 opposite the name of such Underwriter.

1.2.3.                  Payment and Delivery.  Payment for the Additional Securities shall be made on the Option Closing Date by wire transfer in Federal (same day) funds payable to the order of the Company upon delivery of the certificates (in form and substance satisfactory to the Underwriters) representing the Additional Securities (or through the facilities of DTC) for the account of the Underwriters. The Additional Securities shall be registered in names and in such denominations as the Representative may request in writing at least two (2) full Business Days prior to the Option Closing Date. The Company will cause any Additional Warrants to be made available to the Underwriter for checking and packaging at least one full Business Day prior to the Option Closing Date at the office of Representative Counsel. The Option Closing Date may be simultaneous with, but not earlier than, the Closing Date; and in the event that such time and date are simultaneous with the Closing Date, the term “Closing Date” shall refer to the time and date of delivery of the Firm Securities and Additional Securities. The Company shall not be obligated to sell or deliver the Additional Securities except upon tender of payment by the Representative for applicable Additional Securities.

1.3                               Representative’s Warrants.

1.3.1.                  Purchase Warrants. The Company hereby agrees to issue to the Representative (and/or its designees) on the Closing Date warrants (“Representative’s Warrants”) for the purchase of an aggregate of [   ] shares of Common Stock, representing 5% of the aggregate number of Firm Shares (excluding the Additional Shares) sold in the Offering. The Representative’s Warrant agreement in the form attached hereto as Exhibit A (the “Representative’s Warrant Agreement”), shall be exercisable at any time and from time to time, in whole or in part, commencing on the date that is one (1) year after the Applicable Time and expiring on the five-year anniversary of the Applicable Time, at a price per share of Common Stock of $[   ], which is equal to 138% of the public offering price per share of Common Stock of the Firm Shares. The Representative’s Warrant Agreement and the shares of Common Stock issuable upon exercise thereof are sometimes hereinafter referred to together as the “Representative’s Securities.” The Representative understands and agrees that there are significant restrictions pursuant to FINRA Rule 5110 against transferring the Representative’s Warrant Agreement and the underlying shares of Common Stock during the first year after the Effective Date and by its acceptance thereof shall agree that it will not sell, transfer, assign, pledge or hypothecate the Representative’s Warrant Agreement, or any portion thereof, or be the subject of any hedging, short sale, derivative, put or call transaction that would result in the effective economic disposition of such securities for a period of one year following the Effective Date to anyone other than (i) an Underwriter or a selected dealer in connection with the Offering, or (ii) a bona fide officer or partner of the Representative or of any such Underwriter or selected dealer; and only if any such transferee agrees to the foregoing lock-up restrictions.

1.3.2.                  Delivery. Delivery of the Representative’s Warrant Agreement shall be made on the Closing Date and shall be issued in the name or names and in such authorized denominations as the Representative may request.

2.                                      Representations and Warranties of the Company.  The Company represents and warrants to the Underwriters as of the Applicable Time (as defined below), as of the Closing Date and as of the Option Closing Date, if any, as follows:

2.1                               Filing of Registration Statement.

2.1.1.                  Pursuant to the Securities Act.  The Company has filed with the U.S. Securities and Exchange Commission (the “Commission”) a registration statement and an amendment or amendments thereto, on Form S-1 (File No. 333-195953), including any related prospectus or prospectuses, for the registration of the Public Securities and the Representative Securities under the Securities Act of 1933, as amended (the “Securities Act”), which registration statement and amendment or amendments have been prepared by the Company in all material respects in conformity with the requirements of the Securities Act and the rules and regulations of the Commission under the Act (the “Securities Act Regulations”). Except as the context may otherwise require, such registration statement, as amended, on file with the Commission at the time the registration statement becomes effective (including the prospectus, financial statements, schedules, exhibits and all other documents filed as a part thereof or incorporated therein and all information deemed to be a part thereof as of the Effective Date pursuant to paragraph (b) of Rule 430A of the Securities Act Regulations), is referred to herein as the “Registration Statement.” The final prospectus in the form first furnished to the Underwriters for use in the Offering is hereinafter called the “Prospectus.” The Registration Statement has been declared effective by the Commission on the date hereof. “Applicable Time” means [   ] a.m./p.m. on [                 ], 2015, on the Effective Date or such other time as agreed to by the Company and the Representative.

2.1.2.                  Registration under the Exchange Act.  The Company has filed with the Commission a Form 8-A (File Number [000-   ]) providing for the registration pursuant to Section 12(b) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), of the shares of Common Stock and Warrants. The registration of the shares of Common Stock and Warrants under the Exchange Act has been declared effective by the Commission on or prior to the date hereof. The Company has taken no action designed to, or likely to have the effect of, terminating the registration of the shares of Common Stock and Warrants under the Exchange Act, nor has the Company received any notification that the Commission is contemplating terminating such registration.

2.1.3.                  Stock Exchange Listing.  The shares of Common Stock and Warrants have been approved for listing on the Nasdaq Capital Market (the “NasdaqCM”), and the Company has taken no action designed to, or likely to have the effect of, delisting the shares of Common Stock or Warrants from the NasdaqCM, nor has the Company received any notification that NasdaqCM is contemplating terminating such listing except as described in the Registration Statement and the Prospectus.

2.2                               No Stop Orders, etc.  Neither the Commission nor, to the Company’s knowledge, any state regulatory authority has issued any order preventing or suspending the use of the Prospectus or the Registration Statement or has instituted or, to the Company’s knowledge, threatened to institute any proceedings with respect to such an order.

2.3                               Disclosures in Registration Statement.

2.3.1.                  10b-5 Representation.  At the respective times the Registration Statement, the Prospectus and any post-effective amendments thereto become effective (and at the Closing Date and the Option Closing Date, if any):

(i)                                     The Registration Statement, the Prospectus and any post-effective amendments thereto did and will contain all material statements that are required to be stated therein in accordance with the Securities Act and the Securities Regulations, and will in all material respects conform to the requirements of the Securities Act and the Securities Regulations;

(ii)                                  Neither the Registration Statement nor the Prospectus, nor any amendment or supplement thereto, on such dates, do or will contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. The representation and warranty made in this Section 2.3.1(ii) does not apply to statements made or statements omitted in reliance upon and in conformity with written information furnished to the Company with respect to the Underwriters by the Representative expressly for use in the Registration Statement or Prospectus or any amendment thereof or supplement thereto. The parties acknowledge and agree that such information provided by or on behalf of any Underwriter consists solely of the following disclosure contained in the “Underwriting” section of the Prospectus: (i) the information under the heading “Discretionary Accounts”; (ii) the second and third sentence under the heading “Electronic Offer, Sale and Distribution of Shares”; (iii) the first sentence under the heading “Stabilization”; and (iv) the first sentence under the heading “Passive Market Making” (the “Underwriters’ Information”).

2.3.2.                  Disclosure of Agreements.  The agreements and documents described in the Prospectus and the Registration Statement conform in all material respects to the descriptions thereof contained therein, and there are no agreements or other documents required by the Securities Act and the Securities Act Regulations to be described in the Prospectus, the Registration Statement or to be filed with the Commission as exhibits to the Registration Statement, that have not been so described or filed. Each agreement or other instrument (however characterized or described) to which the Company is a party or by which it is or may be bound or affected and (i) that is referred to in the Prospectus, or (ii) is material to the Company’s business, has been duly authorized and validly executed by the Company, is in full force and effect in all material respects and is enforceable against the Company and, to the Company’s knowledge, the other parties thereto, in accordance with its terms, except (x) as such enforceability may be limited by bankruptcy, insolvency, reorganization or similar laws affecting creditors’ rights generally, (y) as enforceability of any indemnification or contribution provision may be limited under the federal and state securities laws, and (z) that the remedy of specific performance and injunctive and other forms of equitable relief may be subject to the equitable defenses and to the discretion of the court before which any proceeding therefor may be brought. None of such agreements or instruments has been assigned by the Company, and neither the Company nor, to the Company’s knowledge, any other party is in default thereunder and, to the Company’s knowledge, no event has occurred that, with the lapse of time or the giving of notice, or both, would constitute a default thereunder except for any such default that would not have a material adverse effect on the business, properties, operations, condition (financial or otherwise) or results of operations of the Company taken as a whole, or in its ability to perform its obligations under this Agreement (a “Material Adverse Effect”). To the Company’s knowledge, performance by the Company of the material provisions of such agreements or instruments will not result in a violation of any existing applicable law, rule, regulation, judgment, order or decree of any governmental agency or court, domestic or foreign, having jurisdiction over the Company or any of its assets or businesses (each a “Governmental Entity”), including, without limitation, those relating to environmental laws and regulations.

2.3.3.                  Prior Securities Transactions.  No securities of the Company have been sold by the Company or by or on behalf of, or for the benefit of, any person or persons controlling, controlled by or under common control with the Company, except as disclosed in the Registration Statement.  Neither the Company nor any of its affiliates has either prior to the initial filing of the Registration Statement or the Effective Date, made any offer or sale of any securities which are required to be “integrated” pursuant to the Securities Act or the regulations thereunder with the offer and sale of the Public Securities pursuant to the Registration Statement.

2.3.4.                  Regulations.  The disclosures in the Registration Statement concerning the effects of federal, state, local and foreign regulation on the Company’s business as currently contemplated are correct in all material respects.

2.4                               Changes After Dates in Registration Statement.

2.4.1.                  No Material Adverse Change.  Since the respective dates as of which information is given in the Registration Statement and the Prospectus, except as otherwise specifically stated therein: (i) there has been no material adverse change in the condition, financial or otherwise, or business prospects of the Company; (ii) there have been no material transactions entered into by the Company, other than as contemplated pursuant to this Agreement; and (iii) no officer or director of the Company has resigned from any position with the Company.

2.4.2.                  Recent Securities Transactions, etc.  Subsequent to the respective dates as of which information is given in the Registration Statement and the Prospectus, and except as may otherwise be indicated or contemplated herein or disclosed in the Registration Statement and the Prospectus, the Company has not: (i) issued any securities or incurred any liability or obligation, direct or contingent, for borrowed money; or (ii) declared or paid any dividend or made any other distribution on or in respect to its capital stock.

2.5                               Independent Accountants.  To the knowledge of the Company, PMB Helin Donovan, LLP (“PMB”), whose report is filed with the Commission as part of the Registration Statement, is an independent registered public accounting firm as required by the Securities Act and the Securities Regulations. PMB has not, during the periods covered by the financial statements included in the Prospectus, provided to the Company any non-audit services, as such term is used in Section 10A(g) of the Exchange Act.

2.6                               Financial Statements, etc.  The financial statements, including the notes thereto and supporting schedules included in the Registration Statement and Prospectus, fairly present the financial position and the results of operations of the Company at the dates and for the periods to which they apply; and such financial statements have been prepared in conformity with U.S. generally accepted accounting principles (“GAAP”), consistently applied throughout the periods involved (provided that unaudited interim financial statements are subject to year-end audit adjustments that are not expected to be material in the aggregate and do not contain all footnotes required by GAAP); and the supporting schedules included in the Registration Statement present fairly the information required to be stated therein. The Registration Statement discloses all material off-balance sheet transactions, arrangements, obligations (including contingent obligations), and other relationships of the Company with unconsolidated entities or other persons that may have a material current or future effect on the Company’s financial condition, changes in financial condition, results of operations, liquidity, capital expenditures, capital resources, or significant components of revenues or expenses.  Except as disclosed in the Registration Statement and the Prospectus, (a) neither the Company nor any of its direct and indirect subsidiaries, including each entity disclosed or described in the Registration Statement as being a subsidiary of the Company (each, a “Subsidiary” and, collectively, the “Subsidiaries”), has incurred any material liabilities or obligations, direct or contingent, or entered into any material transactions other than in the ordinary course of business, (b) the Company has not declared or paid any dividends or made any distribution of any kind with respect to its capital stock, (c) there has not been any change in the capital stock of the Company or any of its Subsidiaries or any grants under any stock compensation plan, and (d) there has not been any material adverse change in the Company’s long-term or short-term debt.

2.7                               Authorized Capital; Options, etc.  The Company had, at the date or dates indicated in the Prospectus, the duly authorized, issued and outstanding capitalization as set forth in the Registration Statement and the Prospectus. Based on the assumptions stated in the Registration Statement and the Prospectus, the Company will have on the Closing Date the adjusted stock capitalization set forth therein. Except as set forth in, or contemplated by, the Registration Statement and the Prospectus, on the Effective Date and on the Closing Date, there will be no stock options, warrants, or other rights to purchase or otherwise acquire any authorized but unissued shares of Common Stock or any security convertible or exercisable into shares of Common Stock, or any contracts or commitments to issue or sell shares of Common Stock or any such options, warrants, rights or convertible securities.

2.8                               Valid Issuance of Securities, etc.

2.8.1.                  Outstanding Securities.  All issued and outstanding securities of the Company issued prior to the transactions contemplated by this Agreement have been duly authorized and validly issued and are fully paid and non-assessable; the holders thereof have no rights of rescission with respect thereto, and are not subject to personal liability by reason of being such holders; and none of such securities were issued in violation of the preemptive rights of any holders of any security of the Company or similar contractual rights granted by the Company. The authorized shares of Common Stock conform in all material respects to all statements relating thereto contained in the Registration Statement and the Prospectus. The offers and sales of the outstanding shares of Common Stock were at all relevant times either registered under the Securities Act and the applicable state securities or “blue sky” laws or, based in part on the representations and warranties of the purchasers of such shares of Common Stock, exempt from such registration requirements.

2.8.1.                  Securities Sold Pursuant to this Agreement.  The Firm Shares and Additional Shares have been duly authorized for issuance and sale and, when issued and paid for, the Firm Shares and Additional Shares will be validly issued, fully paid and non-assessable; the holders thereof are not and will not be subject to personal liability by reason of being such holders. The shares of Common Stock issuable upon exercise of the Warrants and the Representative’s Warrant have been duly authorized and reserved for issuance by all necessary corporate action on the part of the Company and, when paid for and issued in accordance with the Warrant Agreement and Representative’s Warrant Agreement, as the case may be, the underlying shares of Common Stock will be validly issued, fully paid and non-assessable. The Public Securities and Representative’s Securities are not and will not be subject to the preemptive rights of any holders of any security of the Company or similar contractual rights granted by the Company; and all corporate action required to be taken for the authorization, issuance and sale of the Public Securities and Representative’s Securities has been duly and validly taken. The Public Securities and Representative’s Securities conform in all material respects to all statements with respect thereto contained in the Registration Statement.

2.9                               Registration Rights of Third Parties.  Except as set forth in the Registration Statement and the Prospectus, no holders of any securities of the Company or any rights exercisable for or convertible or exchangeable into securities of the Company have the right to require the Company to register any such securities of the Company under the Act or to include any such securities in a registration statement to be filed by the Company.

2.10                        Validity and Binding Effect of Agreements.  This Agreement, the Warrant Agreement and the Representative’s Warrant Agreement have been duly and validly authorized by the Company and, when executed and delivered, will constitute the valid and binding agreements of the Company, enforceable against the Company in accordance with their respective terms, except: (i) as such enforceability may be limited by bankruptcy, insolvency, reorganization or similar laws affecting creditors’ rights generally; (ii) as enforceability of any indemnification or contribution provision may be limited under the federal and state securities laws; and (iii) that the remedy of specific performance and injunctive and other forms of equitable relief may be subject to the equitable defenses and to the discretion of the court before which any proceeding therefor may be brought.

2.11                        No Conflicts, etc.  The execution, delivery and performance by the Company of this Agreement, the Warrant Agreement the Representative’s Warrant Agreement and all ancillary documents, the consummation by the Company of the transactions herein and therein contemplated and the compliance by the Company with the terms hereof and thereof do not and will not, with or without the giving of notice or the lapse of time or both: (i) result in a material breach of, or conflict with any of the terms and provisions of, or constitute a material default under, or result in the creation, modification, termination or imposition of any lien, charge or encumbrance upon any property or assets of the Company pursuant to the terms of any agreement or instrument to which the Company is a party; (ii) result in any violation of the provisions of the Articles of Incorporation (as the same may be amended or restated from time to time, the “Charter”); or (iii) violate any existing applicable law, rule, regulation, judgment, order or decree of any governmental agency or court, domestic or foreign, having jurisdiction over the Company or any of its properties or business constituted as of the date hereof, except in the cases of clauses (i) and (iii) for such breaches, conflicts or violations which would not reasonably be expected to have a Material Adverse Effect.

2.12                        No Defaults; Violations.  Except as described in the Registration Statement and Prospectus, no material default exists in the due performance and observance of any term, covenant or condition of any material license, contract, indenture, mortgage, deed of trust, note, loan or credit agreement, or any other agreement or instrument evidencing an obligation for borrowed money, or any other material agreement or instrument to which the Company is a party or by which the Company may be bound or to which any of the properties or assets of the Company is subject, except for any such default that would not reasonably be expected to have a Material Adverse Effect on the Company. The Company is not (i) in violation of any term or provision of its Charter, or (ii) in violation of any franchise, license, permit, applicable law, rule, regulation, judgment or decree of any governmental agency or court, domestic or foreign, having jurisdiction over the Company or any of its properties or businesses except in the cases of clause (ii) for such violations which would not reasonably be expected to have a Material Adverse Effect. Neither the entry into this Agreement nor any other action of the Company in connection with the Offering will violate any agreement between the Company and any other underwriter.

2.13                        Corporate Power; Licenses; Consents.

2.13.1.           Conduct of Business.  Except as described in the Registration Statement and the Prospectus, the Company has all requisite corporate power and authority, and has all necessary authorizations, approvals, orders, licenses, certificates and permits of and from all governmental regulatory officials and bodies that it needs as of the date hereof to conduct its business purpose as described in the Registration Statement and Prospectus except where the failure to have any such authorization, approval, order, license, certificate or permit would not reasonably be expected to have a Material Adverse Effect. The disclosures in the Registration Statement concerning the effects of federal, state, local and foreign regulation on this Offering and the Company’s business purpose as currently contemplated are correct in all material respects.

2.13.2.           Transactions Contemplated Herein.  The Company has all corporate power and authority to enter into this Agreement and to carry out the provisions and conditions hereof, and all consents, authorizations, approvals and orders required in connection therewith have been obtained. No consent, authorization or order of, and no filing with, any court, government agency or other body is required for the valid issuance, sale and delivery of the Public Securities and the consummation of the transactions and agreements contemplated by this Agreement, Warrant Agreement and the Representative’s Warrant Agreement and as contemplated by the Registration Statement and Prospectus, except with respect to applicable federal and state securities laws and the rules and regulations of the Financial Industry Regulatory Authority, Inc. (“FINRA”).

2.14                        D&O Questionnaires.  To the Company’s knowledge, all information contained in the questionnaires (the “Questionnaires”) completed by each of the Company’s directors and officers immediately prior to the Offering (the “Insiders”), as well as in the Lock-Up Agreement provided to the Underwriters, is true and correct in all material respects and the Company has not become aware of any information which would cause the information disclosed in the questionnaires completed by each Insider to become materially inaccurate and incorrect.

2.15                        Litigation; Governmental Proceedings.  There is no action, suit, proceeding, inquiry, arbitration, investigation, litigation or governmental proceeding pending or, to the Company’s knowledge, threatened against, or involving the Company or, to the Company’s knowledge, any executive officer or director is required to be disclosed in the Registration Statement and the Prospectus or in connection with the Company’s listing application for the trading of the shares of Common Stock or Warrants on the NasdaqCM that has not been disclosed.

2.16                        Good Standing.  The Company has been duly organized and is validly existing as a corporation and is in good standing under the laws of the State of Nevada as of the date hereof, and is duly qualified to do business and is in good standing in each other jurisdiction in which its ownership or lease of property or the conduct of business requires such qualification, except where the failure to qualify would not have a Material Adverse Effect.

2.17                        Transactions Affecting Disclosure to FINRA.

2.17.1.           Finder’s Fees.  Except as described in the Registration Statement and the Prospectus, there are no claims, payments, arrangements, agreements or understandings relating to the payment of a finder’s, consulting or origination fee by the Company or any Insider with respect to the sale of the Public Securities hereunder or any other arrangements, agreements or understandings of the Company or, to the Company’s knowledge, any of its shareholders that may affect the Underwriters’ compensation, as determined by FINRA.

2.17.2.           Payments Within Twelve Months.  Except as described in the Registration Statement and the Prospectus, the Company has not made any direct or indirect payments (in cash, securities or otherwise) to: (i) any person, as a finder’s fee, consulting fee or otherwise, in consideration of such person raising capital for the Company or introducing to the Company persons who raised or provided capital to the Company; (ii)  any FINRA member; or (iii)  any person or entity that has any direct or indirect affiliation or association with any FINRA member, within the twelve (12) months prior to the Effective Date, other than the payment to the Underwriters as provided hereunder in connection with the Offering.

2.17.3.           Use of Proceeds.  None of the net proceeds of the Offering will be paid by the Company to any participating FINRA member or its affiliates, except as specifically authorized herein.

2.17.4.           FINRA Affiliation.  No officer, director or any beneficial owner of the Company’s unregistered securities has any direct or indirect affiliation or association with any FINRA member (as determined in accordance with the rules and regulations of FINRA). The Company will advise the Representative and McDermott if it learns any time prior to the expiration of the Over-allotment Option that any officer, director or owner of at least 5% of the Company’s outstanding shares of Common Stock (or securities convertible or exercisable into shares of Common Stock) is or becomes an affiliate or associated person of a FINRA member participating in the Offering.

2.18                        Foreign Corrupt Practices Act.  Neither the Company nor to the Company’s knowledge any of the directors, employees or officers of the Company or any other person acting on behalf of the Company has, directly or indirectly, given or agreed to give any money, gift or similar benefit (other than legal price concessions to customers in the ordinary course of business) to any customer, supplier, employee or agent of a customer or supplier, or official or employee of any governmental agency or instrumentality of any government (domestic or foreign) or any political party or candidate for office (domestic or foreign) or other person who was, is, or may be in a position to help or hinder the business of the Company (or assist it in connection with any actual or proposed transaction) that (i) might subject the Company to any damage or penalty in any civil, criminal or governmental litigation or proceeding, (ii) if not given in the past, might have had a Material Adverse Effect or (iii) if not continued in the future, might adversely affect the assets, business, operations or prospects of the Company. The Company has taken reasonable steps to ensure that its accounting controls and procedures are sufficient to cause the Company to comply in all material respects with the Foreign Corrupt Practices Act of 1977, as amended.

2.19                        Officers’ Certificate.  Any certificate signed by any duly authorized officer of the Company and delivered to you or to McDermott shall be deemed a representation and warranty by the Company to the Underwriters as to the matters covered thereby.

2.20                        Lock-Up Period.

2.20.1.           Each of the Company’s officers and directors holding shares of Common Stock (or securities convertible or exercisable into shares of Common Stock) have agreed pursuant to executed Lock-Up Agreements in the form attached hereto as Exhibit B-1 that for a period of ninety (90) days after the Effective Date (the “D&O Lock-Up Period”), and certain owners of at least 5% of the Company’s outstanding shares of Common Stock (or securities convertible or exercisable into shares of Common Stock) (together with the Company’s officers and directors, the “Lock-Up Parties”) have agreed pursuant to executed Lock-Up Agreements in the form attached hereto as Exhibit B-2 that for a period of ninety (90) days after the Effective Date (the “5% Shareholder Lock-Up Period” and, together with the D&O Lock-Up Period, the “Lock-Up Period”), such persons and their affiliated parties shall not offer, issue, sell, contract to sell, encumber, grant any option for the sale of, lend or otherwise transfer or dispose of, directly or indirectly, any securities of the Company without the consent of the Representative or as otherwise permitted by the Lock-Up Agreements. The Representative may consent to an early release from the applicable Lock-Up Period if, in its opinion, the market for the shares of Common Stock would not be adversely impacted by sales and in cases of financial emergency of an officer, director or other stockholder. The Company has caused each of the Lock-Up Parties to deliver to the Representative the agreements of each of the Lock-Up Parties to the foregoing effect prior to the date that the Company requests that the Commission declare the Registration Statement effective under the Act.

2.20.2.           The Company, on behalf of itself and any successor entity, has agreed that, without the prior written consent of the Representative, it will not, for a period of ninety (90) days from the Effective Date, (i) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any shares of capital stock of the Company or any securities convertible into or exercisable or exchangeable for shares of capital stock of the Company; (ii) file or cause to be filed any registration statement with the Commission relating to the offering of any shares of capital stock of the Company or any securities convertible into or exercisable or exchangeable for shares of capital stock of the Company; or (iii) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of capital stock of the Company, whether any such transaction described in clause (i), (ii) or (iii) above is to be settled by delivery of shares of capital stock of the Company or such other securities, in cash or otherwise.

The restrictions contained in this Section 2.21.2 shall not apply to (i) the Public Securities and Representative Securities to be sold hereunder, (ii) the issuance by the Company of shares of common stock upon the exercise of a stock option or warrant or the conversion of a security outstanding on the date hereof, of which the Representative has been advised in writing, (iii) the issuance by the Company of stock options or shares of capital stock of the Company under any equity compensation plan of the Company, or (iv) repurchase of any shares of Common Stock pursuant to a repurchase agreement with a shareholder of the Company in existence on the date hereof.

2.20.3.           Notwithstanding the foregoing, if (i) the Company issues an earnings release or material news, or a material event relating to the Company occurs, during the last 17 days of the Lock-Up Period, or (ii) prior to the expiration of the Lock-Up Period, the Company announces that it will release earnings results during the 16-day period beginning on the last day of the Lock-Up Period, the restrictions imposed by Section 2.20 shall continue to apply until the expiration of the 18-day period beginning on the issuance of the earnings release or the occurrence of the material news or material event, unless the Representative waives such extension.

2.21                        Subsidiaries.  Annex 1 to this Agreement sets forth the ownership of all Subsidiaries. All direct and indirect Subsidiaries of the Company are duly organized and in good standing under the laws of the place of organization or incorporation, and each such Subsidiary is in good standing in each jurisdiction in which its ownership or lease of property or the conduct of business requires such qualification, except where the failure to qualify would not have a material adverse effect on the assets, business or operations of the Company taken as a whole.  The Company’s ownership and control of each Subsidiary is as described in the Registration Statement and the Prospectus.

2.22                        Related Party Transactions.  There are no business relationships or related party transactions involving the Company or any other person required to be described in the Registration Statement and Prospectus that have not been described as required.

2.23                        Board of Directors.  The Board of Directors of the Company is comprised of the persons set forth under the heading of the Prospectus captioned “Management.” The qualifications of the persons serving as board members and the overall composition of the board comply with the Sarbanes-Oxley Act of 2002 and the rules promulgated thereunder applicable to the Company and the listing rules of the Nasdaq Stock Market LLC.  At least one member of the Audit Committee of the Board of Directors of the Company qualifies as a “financial expert,” as such term is defined under the Sarbanes-Oxley Act of 2002 and the rules promulgated thereunder and the listing rules of the Nasdaq Stock Market LLC.  In addition, at least a majority of the persons serving on the Board of Directors qualify as “independent,” as defined under the listing rules of the Nasdaq Stock Market LLC.

2.24                        Sarbanes-Oxley Compliance.

2.24.1.           Disclosure Controls.  The Company has developed and currently maintains disclosure controls and procedures that will comply with Rule 13a-15 or 15d-15 under the Exchange Act.  Such controls and procedures are not effective to ensure that all material information concerning the Company will be made known on a timely basis to the individuals responsible for the preparation of the Company’s Exchange Act filings and other public disclosure documents.

2.24.2.           Compliance.  The Company is in material compliance with the provisions of the Sarbanes-Oxley Act of 2002 applicable to it, and has implemented or will implement such programs and taken reasonable steps to ensure the Company’s future compliance (not later than the relevant statutory and regulatory deadlines therefor) with all the material provisions of the Sarbanes-Oxley Act of 2002.

2.25                        No Investment Company Status.  The Company is not and, after giving effect to the Offering and the application of the proceeds thereof as described in the Registration Statement and the Prospectus, will not be, an “investment company,” as defined in the Investment Company Act of 1940, as amended.

2.26                        No Labor Disputes.  No labor dispute with the employees of the Company or any of its Subsidiaries exists or, to the knowledge of the Company, is imminent.

2.27                        Intellectual Property.  The Company and each of its Subsidiaries owns or possesses or has valid rights to use all patents, patent applications, trademarks, service marks, trade names, trademark registrations, service mark registrations, copyrights, licenses, inventions, trade secrets and similar rights (“Intellectual Property”) necessary for the conduct of the business of the Company and its Subsidiaries as currently carried on and as described in the Registration Statement and the Prospectus.  To the knowledge of the Company, no action or use by the Company or any of its Subsidiaries will involve or give rise to any infringement of, or license or similar fees for, any Intellectual Property of others.  Neither the Company nor any of its Subsidiaries has received any notice alleging any such infringement or fee.

2.28                        Taxes.  Except as disclosed in the Registration Statement and Prospectus, each of the Company and its Subsidiaries has filed all returns (as hereinafter defined) required to be filed with taxing authorities prior to the date hereof or has duly obtained extensions of time for the filing thereof except where the failure to make such filing would not reasonably be expected to have a Material Adverse Effect.  Except as disclosed in the Registration Statement and Prospectus, each of the Company and its Subsidiaries has paid all taxes (as hereinafter defined) shown as due on such returns that were filed and has paid all taxes imposed on or assessed against the Company or such respective subsidiary except where the failure to make such payment would not reasonably be expected to have a Material Adverse Effect.  Except as disclosed in the Registration Statement and Prospectus, the provisions for taxes payable, if any, shown on the financial statements filed with or as part of the Registration Statement are sufficient for all accrued and unpaid taxes, whether or not disputed, and for all periods to and including the dates of such consolidated financial statements.  Except as disclosed in the Registration Statement and Prospectus, (i) no issues have been raised (and are currently pending) by any taxing authority in connection with any of the returns or taxes asserted as due from the Company or its Subsidiaries, and (ii) no waivers of statutes of limitation with respect to the returns or collection of taxes have been given by or requested from the Company or its Subsidiaries.  The term “taxes” mean all federal, state, local, foreign and other net income, gross income, gross receipts, sales, use, ad valorem, transfer, franchise, profits, license, lease, service, service use, withholding, payroll, employment, excise, severance, stamp, occupation, premium, property, windfall profits, customs, duties or other taxes, fees, assessments or charges of any kind whatever, together with any interest and any penalties, additions to tax or additional amounts with respect thereto.  The term “returns” means all returns, declarations, reports, statements and other documents required to be filed in respect to taxes.

2.29                        Environmental Matters.  Except as disclosed in the Registration Statement and Prospectus, the Company and its subsidiaries (i) are in compliance with any and all applicable foreign, federal, state and local laws and regulations relating to the protection of human health and safety, the environment and surface mining, including any related reclamation, hazardous or toxic substances or wastes, pollutants or contaminants (“Environmental and Mining Laws”), (ii) have received all permits, licenses or other approvals required of them under applicable Environmental and Mining Laws to conduct their respective businesses as such businesses are described in the Prospectus and (iii) are in compliance with all terms and conditions of any such permit, license or approval, except, with respect to clauses (i), (ii) or (iii), where such noncompliance with Environmental and Mining Laws, failure to receive required permits, licenses or other approvals or failure to comply with the terms and conditions of such permits, licenses or approvals would not, singly or in the aggregate, reasonably be expected to have a Material Adverse Effect.

2.32                        Smaller Reporting Company.  As of the time of filing of the Registration Statement, the Company was a “smaller reporting company,” as defined in Rule 12b-2 of the Exchange Act.

2.33                        Industry Data.  The statistical and market-related data included in each of the Registration Statement and the Prospectus are based on or derived from sources that the Company reasonably and in good faith believes are reliable and accurate or represent the Company’s good faith estimates that are made on the basis of data derived from such sources.

2.34                        Access to Information.  The Company has furnished, or caused to be furnished, to the Representative, any and all information and data concerning the Company and the Offering that the Representative has requested, in addition to access to all of the Company’s assets, properties, books, contracts, commitments and records and to the Company’s officers, directors, employees, appraisers, independent accountants, legal counsel and other consultants and advisors (the “Information”).  The Company acknowledges and agrees that in rendering its services in connection with the Offering, the Representative has used and relied on and will continue to use and rely on such Information (and information available from public sources and other sources deemed reliable by the Representative) without independent verification thereof by the Representative or independent appraisal by the Representative of any of the Company’s assets.

3.                                      Covenants of the Company.  The Company covenants and agrees as follows:

3.1                               Amendments to Registration Statement.  The Company will deliver to the Representative, prior to filing, any amendment or supplement to the Registration Statement or Prospectus proposed to be filed after the Effective Date and not file any such amendment or supplement to which the Representative shall reasonably object in writing.

3.2                               Federal Securities Laws.

3.2.1.                  Compliance.  During the time when a Prospectus is required to be delivered under the Act, the Company will use its commercially reasonable efforts to comply with all requirements imposed upon it by the Act, the Regulations and the Exchange Act and by the regulations under the Exchange Act, as from time to time in force, so far as necessary to permit the continuance of sales of or dealings in the Public Securities in accordance with the provisions hereof and the Prospectus. If at any time when a Prospectus relating to the Public Securities is required to be delivered under the Act, any event shall have occurred as a result of which, in the opinion of counsel for the Company or counsel for the Underwriters, the Prospectus, as then amended or supplemented, includes an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, or if it is necessary at any time to amend the Prospectus to comply with the Act, the Company will notify the Representative promptly and prepare and file with the Commission, subject to Section 3.1 hereof, an appropriate amendment or supplement in accordance with Section 10 of the Act. The Company and its officers, directors and related parties have and will continue to abide by all rules and regulations of the Commission relating to public offerings, including, without limitation, those relating to public statements (i.e., “gun jumping”) and disclosures of material non-public information.

3.2.2.                  Filing of Final Prospectus.  The Company will file the Prospectus (in form and substance satisfactory to the Representative) with the Commission pursuant to the requirements of Rule 424 of the Regulations.

3.2.3.                  Exchange Act Registration.  For a period of three (3) years after the Effective Date, the Company will use its commercially reasonable efforts to maintain the registration of the shares of Common Stock and the Warrants under the Exchange Act. The Company will not deregister the Common Stock or the Warrants under the Exchange Act without the prior written consent of the Representative, which consent shall not be unreasonably withheld.

3.2.4.                  Free Writing Prospectuses.  The Company represents and agrees that it has not made and will not make any offer relating to the Public Securities that would constitute an issuer free writing prospectus, as defined in Rule 433 under the Securities Act.

3.3                               Delivery to the Underwriters of Prospectuses.  The Company will deliver to each of the Underwriters, without charge, from time to time during the period when the Prospectus is required to be delivered under the Act or the Exchange Act such number of copies of each Prospectus as such Underwriters may reasonably request and, as soon as the Registration Statement or any amendment or supplement thereto becomes effective, deliver to you two original executed Registration Statements, including exhibits, and all post-effective amendments thereto and copies of all exhibits filed therewith or incorporated therein by reference and all original executed consents of certified experts.

3.4                               Effectiveness and Events Requiring Notice to the Representative.  The Company will use its best efforts to cause the Registration Statement to remain effective with a current prospectus for at least nine (9) months after the Applicable Time, and will notify the Representative immediately and confirm the notice in writing: (i) of the effectiveness of the Registration Statement and any amendment thereto; (ii) of the issuance by the Commission of any stop order or of the initiation, or the threatening, of any proceeding for that purpose; (iii) of the issuance by any state securities commission of any proceedings for the suspension of the qualification of the shares of Common Stock for offering or sale in any jurisdiction or of the initiation, or the threatening, of any proceeding for that purpose; (iv) of the mailing and delivery to the Commission for filing of any amendment or supplement to the Registration Statement or Prospectus; (v) of the receipt of any comments or request for any additional information from the Commission; and (vi) of the happening of any event during the period described in this Section 3.4 that, in the judgment of the Company, makes any statement of a material fact made in the Registration Statement or the Prospectus untrue or that requires the making of any changes in the Registration Statement or the Prospectus in order to make the statements therein, in light of the circumstances under which they were made, not misleading. If the Commission or any state securities commission shall enter a stop order or suspend such qualification at any time, the Company will make every reasonable effort to obtain promptly the lifting of such order.

3.5                               Financial Public Relations Firm.  As of the Effective Date, the Company shall have retained a financial public relations firm reasonably acceptable to the Representative and the Company, which shall initially be Rubenstein Public Relations which firm shall be experienced in assisting issuers in public offerings of securities and in their relations with their security holders, which firm will be experienced in assisting issuers in public offerings of securities and in their relations with their security holders, and shall retain such firm or another firm reasonably acceptable to the Representative for a period of not less than one (1) year after the Effective Date.

3.6                               Reports to the Representative.

3.6.1                     Periodic Reports, etc.  For a period of three (3) years after the Effective Date, the Company will furnish to the Representative copies of such financial statements and other periodic and special reports as the Company from time to time furnishes generally to holders of any class of its securities and also promptly furnish to the Representative: (i) a copy of each periodic report the Company required to file with the Commission under the Exchange Act; (ii) a copy of every press release and every news item and article with respect to the Company or its affairs which was released by the Company; (iii) a copy of each Form 8-K prepared and filed by the Company; (iv) five copies of each registration statement filed by the Company under the Act; and (v) such additional documents and information with respect to the Company and the affairs of any future Subsidiaries of the Company as the Representative may from time to time reasonably request; provided the Representative shall sign, if requested by the Company, a Regulation FD compliant confidentiality agreement which is reasonably acceptable to the Representative and McDermott in connection with the Representative’s receipt of such information. Documents filed with the Commission pursuant to its EDGAR system shall be deemed to have been delivered to the Representative pursuant to this Section 3.6.1.

3.6.2.                  Transfer Sheets.  For a period of three (3) years after the Effective Date, the Company shall retain a transfer agent and registrar acceptable to the Representative (the “Transfer Agent”) and will furnish to the Representative at the Company’s sole cost and expense such transfer sheets of the Company’s securities as the Representative may reasonably request, including the daily and monthly consolidated transfer sheets of the Transfer Agent and DTC.  Manhattan Transfer Registrar Company (“Manhattan Transfer”), Miller Place, New York is acceptable to the Representative to act as Transfer Agent for the shares of Common Stock.

3.6.3                     Warrant Agent. For so long as the Warrants are outstanding, the Company shall retain a warrant agent for the Warrants reasonably acceptable to the Representative (the “Warrant Agent”). Manhattan Transfer is acceptable to the Representative to act as Warrant Agent for the Warrants.

3.6.4.                  Trading Reports.  During such time as the Public Securities are listed on the NasdaqCM, the Company shall provide to the Representative, at the Company’s expense, such reports published by NasdaqCM relating to price trading of the Public Securities, as the Representative shall reasonably request.

3.7                               Payment of Expenses.

3.7.1.                  General Expenses Related to the Offering.  The Company hereby agrees to pay on each of the Closing Date and the Option Closing Date, if any, to the extent not paid at the Closing Date, all expenses relating to the Offering, including, but not limited to: (a) all filing fees and communication expenses relating to the registration of the Public Securities to be sold in the Offering (including the Additional Securities) with the Commission; (b) all Public Offering System filing fees associated with the review of the Offering by FINRA; (c) all fees and expenses relating to the listing of such shares of Common Stock and Warrants on the NasdaqCM and on such other stock exchanges as the Company and the Representative together determine; (d) all fees, expenses and disbursements relating to background checks of the Company’s officers and directors in an amount not to exceed $5,000 per individual and $15,000 in the aggregate; (e) all fees, expenses and disbursements relating to the registration or qualification of such Public Securities under the “blue sky” securities laws of such states and other jurisdictions as the Representative may reasonably designate (including, without limitation, all filing and registration fees, and the reasonable fees and disbursements of “blue sky” counsel, it being agreed that, if the Offering is commenced on the OTC Bulletin Board, such fees and expenses will be limited to a payment by the Company of $15,000 to such counsel upon the commencement of “blue sky” work by such counsel and a payment by the Company of an additional $5,000 at Closing); (f) all fees, expenses and disbursements relating to the registration, qualification or exemption of such Public

Securities under the securities laws of such foreign jurisdictions as the Representative may reasonably designate; (g) the costs of all mailing and printing of the underwriting documents (including, without limitation, the Underwriting Agreement, any Blue Sky Surveys and, if appropriate, any Agreement Among Underwriters, Selected Dealers’ Agreement, Underwriters’ Questionnaire and Power of Attorney), Registration Statements, Prospectuses and all amendments, supplements and exhibits thereto and as many preliminary and final Prospectuses as the Representative may reasonably deem necessary; (h) the costs and expenses of the public relations firm referred to in Section 3.5 of this Agreement; (i) the costs of preparing, printing and delivering certificates representing the Public Securities; (j) fees and expenses of the transfer agent for the Public Securities; (k) stock transfer and/or stamp taxes, if any, payable upon the transfer of securities from the Company to the Representative; (l) the costs associated with post-Closing advertising the Offering in the national editions of the Wall Street Journal and New York Times; (m) the costs associated with bound volumes of the public offering materials as well as commemorative mementos and lucite tombstones of approximately $5,000, each of which the Company or its designee will provide within a reasonable time after the Closing in such quantities as the Representative may reasonably request; (n) the fees and expenses of the Company’s accountants; (o) the fees and expenses of the Company’s legal counsel and other agents and representatives; (p) the $21,775 cost associated with the use of Ipreo’s book-building, prospectus tracking and compliance software for the Offering; and (q) up to $20,000 of the Representative’s actual accountable “road show” expenses for the Offering; the remaining balance will be borne by the Underwriters. The Representative may also deduct from the net proceeds of the Offering payable to the Company on the Closing Date, or the Option Closing Date, if any, the expenses set forth herein to be paid by the Company to the Underwriters, provided the Representative has previously delivered to the Company an adequate accounting of such expenses.

3.7.2.          Non-accountable Expenses.  The Company further agrees that, in addition to the expenses payable pursuant to Section 3.7.1, on the Closing Date it will pay to the Representative a non-accountable expense allowance equal to one percent (1%) of the gross proceeds received by the Company from the sale of the Firm Securities by deduction from the proceeds of the Offering contemplated herein.

3.8                               Application of Net Proceeds.  The Company will apply the net proceeds from the Offering received by it in a manner consistent with the application described under the caption “Use of Proceeds” in the Prospectus.

3.9                               Delivery of Earnings Statements to Security Holders.  The Company will make generally available to its security holders as soon as practicable, but not later than the first day of the fifteenth (15th) full calendar month following the Effective Date, an earnings statement (which need not be certified by an independent registered public accounting firm unless required by the Act or the Regulations, but which shall satisfy the provisions of Rule 158(a) under Section 11(a) of the Act) covering a period of at least twelve (12) consecutive months beginning after the Effective Date.

3.10                        Stabilization.  Neither the Company nor, to its knowledge, any of its employees, directors or shareholders (without the consent of the Representative) has taken or will take, directly or indirectly, any action designed to or that has constituted or that might reasonably be expected to cause or result in, under Regulation M of the Exchange Act, or otherwise, stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Public Securities.

3.11                        Internal Controls.  The Company will use commercially reasonable efforts to maintain a system of internal accounting controls sufficient to provide reasonable assurances that: (i) transactions are executed in accordance with management’s general or specific authorization; (ii) transactions are recorded as necessary in order to permit preparation of financial statements in accordance with GAAP and to maintain accountability for assets; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

3.12                        Accountants.  As of the Effective Date, the Company shall retain an independent registered public accounting firm reasonably acceptable to the Representative, and the Company shall continue to retain a nationally recognized independent registered public accounting firm for a period of at least three (3) years after the Effective Date.  The Representative acknowledges that PMB is acceptable to the Representative.

3.13                        FINRA.  The Company shall advise the Representative (who shall make an appropriate filing with FINRA) if it is aware that any 5% or greater shareholder of the Company becomes an affiliate or associated person of a FINRA member participating in the distribution of the Public Securities.

3.14                        No Fiduciary Duties.  The Company acknowledges and agrees that the Underwriters’ responsibility to the Company is solely contractual in nature and that none of the Underwriters or their affiliates or any selling agent shall be deemed to be acting in a fiduciary capacity, or otherwise owes any fiduciary duty to the Company or any of its affiliates in connection with the Offering and the other transactions contemplated by this Agreement.

3.15                        Release of D&O Lock-up Period.  If the Representative, in its sole discretion, agrees to release or waive the restrictions set forth in the Lock-Up Agreement described in Section 2.20.1 hereof for an officer or director of the Company and provide the Company with notice of the impending release or waiver at least three (3) Business Days before the effective date of the release or waiver, the Company agrees to announce the impending release or waiver by a press release substantially in the form of Exhibit C hereto through a major news service at least two (2) Business Days before the effective date of the release or waiver.

3.16                        NasdaqCM.  The Company shall use its commercially reasonable efforts to maintain the listing of the shares of Common Stock and Warrants on the NasdaqCM for a period of at least three years after the Closing.

4.                                      Conditions of Underwriters’ Obligations.  The obligations of the Underwriters to purchase and pay for the Firm Securities and Additional Securities, as provided herein, shall be subject to (i) the continuing accuracy of the representations and warranties of the Company as of the date hereof and as of each of the Closing Date and the Option Closing Date, if any; (ii) the accuracy of the statements of officers of the Company made pursuant to the provisions hereof; (iii) the performance by the Company of its obligations hereunder; and (iv) the following conditions:

4.1                               Regulatory Matters.

4.1.1.                  Effectiveness of Registration Statement.  The Registration Statement shall have become effective not later than 5:00 p.m., Eastern time, on the date of this Agreement or such later date and time as shall be consented to in writing by you, and, at each of the Closing Date and the Option Closing Date, no stop order suspending the effectiveness of the Registration Statement shall have been issued and no proceedings for that purpose shall have been instituted or shall be pending or contemplated by the Commission and any request on the part of the Commission for additional information shall have been complied with to the reasonable satisfaction of McDermott.

4.1.2.                  FINRA Clearance.  By the Effective Date, the Representative shall have received clearance from FINRA as to the amount of compensation allowable or payable to the Underwriters as described in the Registration Statement.

4.1.3.                  NasdaqCM Stock Market Clearance.  On the Closing Date, the Company’s shares of Common Stock and Warrants shall have been approved for listing on the NasdaqCM.

4.1.4.                  Free Writing Prospectuses.  The Representative covenants with the Company that the Underwriters will not use, authorize the use of, refer to, or participate in the planning for the use of a “free writing prospectus,” as defined in Rule 405 under the Act, which term includes use of any written information furnished by the Commission to the Company and not incorporated by reference into the Registration Statement.

4.2                               Company Counsel Matters.

4.2.1.                  Closing Date Opinion of Counsel.  On the Closing Date, the Representative shall have received the favorable opinion of Sichenzia Ross Friedman Ference LLP (“Sichenzia”), counsel to the Company, and a written statement providing certain “10b-5” negative assurances, dated the Closing Date, addressed to the Representative, in a form reasonably satisfactory to the Representative and Representative’s Counsel.

4.2.2.                  Option Closing Date Opinions of Counsel. On the Option Closing Date, if any, the Representative shall have received the favorable opinion of counsel listed in Sections 4.2.1, dated the Option Closing Date, addressed to the Representative and in form and substance reasonably satisfactory to the Representative, confirming as of the Option Closing Date, the statements made by such counsel in the opinion delivered on the Closing Date.

4.2.3.                  Reliance. In rendering such opinions, such counsel may rely: (i) as to matters involving the application of laws other than the laws of the United States and jurisdictions in which they are admitted, to the extent such counsel deems proper and to the extent specified in such opinion, if at all, upon an opinion or opinions (in form and substance reasonably satisfactory to the Representative) of other counsel reasonably acceptable to the Representative, familiar with the applicable laws; and (ii) as to matters of fact, to the extent they deem proper, on certificates or other written statements of officers of the Company and officers of departments of various jurisdictions having custody of documents respecting the corporate existence or good standing of the Company, provided that copies of any such statements or certificates shall be delivered to McDermott if requested. The opinions of Sichenzia and any opinion relied upon by Sichenzia shall include a statement to the effect that it may be relied upon by counsel for the Underwriters in its opinion delivered to the Underwriters.

4.3                               Cold Comfort Letter.  At the time this Agreement is executed you shall have received a cold comfort letter from PMB containing statements and information of the type customarily included in accountants’ comfort letters with respect to the financial statements and certain financial information contained in the Registration Statement and the Prospectus, addressed to the Representative and in form and substance satisfactory in all respects to you, McDermott and PMB dated as of the date of this Agreement.

4.4                               Bring-down Comfort Letter. At each of the Closing Date and the Option Closing Date, if any, the Representative shall have received from PMB a letter, dated as of the Closing Date or the Option Closing Date, as applicable, to the effect that PMB reaffirms the statements made in the letter furnished pursuant to Section 4.3, except that the specified date referred to shall be a date not more than three (3) business days prior to the Closing Date or the Option Closing Date, as applicable.

4.5                               Officers’ Certificates.

4.5.1.                  Officers’ Certificate.  At each of the Closing Date and the Option Closing Date, if any, the Representative shall have received a certificate of the Company signed by the Chief Executive Officer and the Chief Financial Officer of the Company, dated the Closing Date or the Option Closing Date, as the case may be, respectively, to the effect that the Company has performed all covenants and complied with all conditions required by this Agreement to be performed or complied with by the Company prior to and as of the Closing Date, or the Option Closing Date, as the case may be, and that the conditions set forth in Section 4.6 hereof have been satisfied as of such date and that, as of the Closing Date and the Option Closing Date, as the case may be, the representations and warranties of the Company set forth in Section 2 hereof are true and correct. In addition, the Representative will have received such other and further certificates of officers of the Company as the Representative may reasonably request.

4.5.2.                  Secretary’s Certificate.  At each of the Closing Date and the Option Closing Date, if any, the Representative shall have received a certificate of the Company signed by the Secretary of the Company, dated the Closing Date or the Option Closing Date, as the case may be, respectively, certifying: (i) that the Charter is true and complete, has not been modified and is in full force and effect; (ii) that the resolutions of the Company’s Board of Directors relating to the public offering contemplated by this Agreement are in full force and effect and have not been modified; (iii) as to the accuracy and completeness of all correspondence between the Company or its counsel and the Commission; and (iv) as to the incumbency of the officers of the Company. The documents referred to in such certificate shall be attached to such certificate.

4.6                               No Material Changes.  Prior to and on each of the Closing Date and the Option Closing Date, if any: (i) there shall have been no material adverse change or development involving a prospective material adverse change in the condition or prospects or the business activities, financial or otherwise, of the Company from the latest dates as of which such condition is set forth in the Registration Statement and Prospectus; (ii) no action, suit or proceeding, at law or in equity, shall have been pending or threatened against the Company or any Insider before or by any court or federal or state commission, board or other administrative agency wherein an unfavorable decision, ruling or finding may materially adversely affect the business, operations, prospects or financial condition or income of the Company, except as set forth in the Registration Statement and Prospectus; (iii) no stop order shall have been issued under the Act and no proceedings therefor shall have been initiated or threatened by the Commission; and (iv) the Registration Statement and the Prospectus and any amendments or supplements thereto shall contain all material statements which are required to be stated therein in accordance with the Securities Act and the Securities Act Regulations and shall conform in all material respects to the requirements of the Securities Act and the Securities Act Regulations, and neither the Registration Statement nor the Prospectus nor any amendment or supplement thereto shall contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

4.7                               Delivery of Agreements.

4.7.1.                  Effective Date Deliveries.  On the Effective Date, the Company shall have delivered to the Representative executed copies of this Agreement and the Lock-Up Agreements.

4.7.2.                  Closing Date Deliveries.  On the Closing Date, the Company shall have delivered to the Representative executed copies of the Representative’s Warrant Agreement.

5.                                      Indemnification.

5.1                               Indemnification of the Underwriters.

5.1.1.                  General.  Subject to the conditions set forth below, the Company agrees to indemnify and hold harmless each of the Underwriters, and each dealer selected by the Representative that participates in the Offering (each a “Selected Dealer”) and each of their respective directors, officers and employees and each person, if any, who controls any such Underwriter (“Controlling Person”) within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, against any and all loss, liability, claim, damage and expense whatsoever (including but not limited to any and all legal or other expenses reasonably incurred in investigating, preparing or defending against any litigation, commenced or threatened, or any claim whatsoever, whether arising out of any action between any of the Underwriters and the Company or between any of the Underwriters and any third party, or otherwise) to which they or any of them may become subject under the Securities Act, the Exchange Act or any other statute or at common law or otherwise or under the laws of foreign countries, arising out of or based upon any untrue statement or alleged untrue statement of a material fact contained in (i) any Preliminary Prospectus, the Registration Statement or the Prospectus (as from time to time each may be amended and supplemented); (ii) any materials or information provided to investors by, or with the approval of, the Company in connection with the marketing of the Offering, including any “road show” or investor presentations made to investors by the Company (whether in person or electronically); or (iii) any application or other document or written communication (in this Section 5, collectively called “application”) executed by the Company or based upon written information furnished by the Company in any jurisdiction in order to qualify the Public Securities and Representative’s Securities under the securities laws thereof or filed with the Commission, any state securities commission or agency, the Nasdaq Stock Market LLC or any national securities exchange; or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, unless such statement or omission was made in reliance upon and in conformity with written information furnished to the Company with respect to an Underwriter by or on behalf of such Underwriter expressly for use in any Preliminary Prospectus, the Registration Statement or Prospectus, or any amendment or supplement thereof, or in any application, as the case may be.  With respect to any untrue statement or omission or alleged untrue statement or omission made in the Preliminary Prospectus, the indemnity agreement contained in this Section 5.1.1 shall not inure to the benefit of any Underwriter to the extent that any loss, liability, claim, damage or expense of such Underwriter results from the fact that a copy of the Prospectus was not given or sent to the person asserting any such loss, liability, claim, damage or expenses at or prior to the written confirmation of sale of the Firm Securities or Additional Securities to such person as required by the Act and the Regulations, and if the untrue statement or omission has been corrected in the Prospectus, unless such failure to deliver the Prospectus was a result of non-compliance by the Company with its obligations under Section 3.3 hereof. The Company agrees promptly to notify the Representative of the commencement of any litigation or proceedings against the Company or any of its officers, directors or Controlling Persons in connection with the issuance and sale of the Public Securities or in connection with the Registration Statement or Prospectus.

5.1.2.                  Procedure.  If any action is brought against an Underwriter, a Selected Dealer or a Controlling Person in respect of which indemnity may be sought against the Company pursuant to Section 5.1.1, such Underwriter, Selected Dealer or Controlling Person, as the case may be, shall promptly notify the Company in writing of the institution of such action, and the Company shall assume the defense of such action, including the employment and reasonable fees of counsel (subject to the reasonable approval of such Underwriter or such Selected Dealer, as the case may be) and payment of actual expenses. Such Underwriter, Selected Dealer or Controlling Person, as the case may be, shall have the right to employ its or their own counsel in any such case, but the fees and expenses of such counsel shall be at the expense of such Underwriter, Selected Dealer or Controlling Person, as the case may be, unless (i) the employment of such counsel at the expense of the Company shall have been authorized in writing by the Company in connection with the defense of such action, or (ii) the Company shall not have employed counsel to have charge of the defense of such action, or (iii) such indemnified party or parties shall have reasonably concluded that there may be defenses available to it or them which are different from or additional to those available to the Company (in which case the Company shall not have the right to direct the defense of such action on behalf of the indemnified party or parties), in any of which events the reasonable fees and expenses of not more than one additional firm of attorneys (in addition to local counsel) selected by the Underwriter, Selected Dealer and/or Controlling Person, as the case may be, shall be borne by the Company. Notwithstanding anything to the contrary contained herein, if any Underwriter, Selected Dealer or Controlling Person shall assume the defense of such action as provided above, the Company shall have the right to approve the terms of any settlement of such action, which approval shall not be unreasonably withheld.

5.2                               Indemnification of the Company.  Each Underwriter, severally and not jointly, agrees to indemnify and hold harmless the Company, its directors, officers and employees and agents who control the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act against any and all loss, liability, claim, damage and expense described in the foregoing indemnity from the Company to the several Underwriters, as incurred, but only with respect to untrue statements or omissions, or alleged untrue statements or omissions made in any Preliminary Prospectus, the Registration Statement or Prospectus or any amendment or supplement thereto or in any application, in reliance upon, and in strict conformity with, written information furnished to the Company with respect to such Underwriter by or on behalf of the Underwriter expressly for use in such Preliminary Prospectus, the Registration Statement or Prospectus or any amendment or supplement thereto or in any such application. In case any action shall be brought against the Company or any other person so indemnified based on any Preliminary Prospectus, the Registration Statement or Prospectus or any amendment or supplement thereto or any application, and in respect of which indemnity may be sought against any Underwriter, such Underwriter shall have the rights and duties given to the Company, and the Company and each other person so indemnified shall have the rights and duties given to the several Underwriters by the provisions of Section 5.1.

5.3                               Contribution.

5.3.1.                  Contribution Rights.  In order to provide for just and equitable contribution under the Securities Act in any case in which (i) any person entitled to indemnification under this Section 5 makes claim for indemnification pursuant hereto but it is judicially determined (by the entry of a final judgment or decree by a court of competent jurisdiction and the expiration of time to appeal or the denial of the last right of appeal) that such indemnification may not be enforced in such case notwithstanding the fact that this Section 5 provides for indemnification in such case, or (ii) contribution under the Securities Act, the Exchange Act or otherwise may be required on the part of any such person in circumstances for which indemnification is provided under this Section 5, then, and in each such case, the Company and the Underwriters shall contribute to the aggregate losses, liabilities, claims, damages and expenses of the nature contemplated by said indemnity agreement incurred by the Company and the Underwriters, as incurred, in such proportions that the Underwriters are responsible for that portion represented by the percentage that the underwriting discount appearing on the cover page of the Prospectus bears to the initial offering price appearing thereon and the Company is responsible for the balance; provided, however, that no person guilty of a fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. Notwithstanding the provisions of this Section 5.3.1, no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Firm Securities and Additional Securities underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages that such Underwriter has otherwise been required to pay in respect of such losses, liabilities, claims, damages and expenses. For purposes of this Section 5.3, each director, officer and employee of an Underwriter or the Company, as applicable, and each person, if any, who controls an Underwriter or the Company, as applicable, within the meaning of Section 15 of the Securities Act shall have the same rights to contribution as such Underwriter or the Company, as applicable.

5.3.2.                  Contribution Procedure.  Within fifteen (15) days after receipt by any party to this Agreement (or its representative) of notice of the commencement of any action, suit or proceeding, such party will, if a claim for contribution in respect thereof is to be made against another party (“contributing party”), notify the contributing party of the commencement thereof, but the failure to so notify the contributing party will not relieve it from any liability which it may have to any other party other than for contribution hereunder. In case any such action, suit or proceeding is brought against any party, and such party notifies a contributing party or its representative of the commencement thereof within the aforesaid 15 days, the contributing party will be entitled to participate therein with the notifying party and any other contributing party similarly notified. Any such contributing party shall not be liable to any party seeking contribution on account of any settlement of any claim, action or proceeding affected by such party seeking contribution on account of any settlement of any claim, action or proceeding affected by such party seeking contribution without the written consent of such contributing party. The contribution provisions contained in this Section 5.3.2 are intended to supersede, to the extent permitted by law, any right to contribution under the Act, the Exchange Act or otherwise available.  Each Underwriter’s obligations to contribute pursuant to this Section 5.3 are several and not joint.

6.                                      Default by an Underwriter.

6.1                               Default Not Exceeding 10% of Firm Securities or Additional Securities. If any Underwriter or Underwriters shall default in its or their obligations to purchase the Firm Securities or Additional Securities, if the Over-allotment Option is exercised hereunder, and if the number of the Firm Securities or Additional Securities with respect to which such default relates does not exceed in the aggregate 10% of the number of Firm Securities or Additional Securities that all Underwriters have agreed to purchase hereunder, then such Firm Securities or Additional Securities to which the default relates shall be purchased by the non-defaulting Underwriters in proportion to their respective commitments hereunder.

6.2                               Default Exceeding 10% of Firm Securities or Additional Securities. In the event that the default addressed in Section 6.1 relates to more than 10% of the Firm Securities or Additional Securities, you may in your discretion arrange for yourself or for another party or parties to purchase such Firm Securities or Additional Securities to which such default relates on the terms contained herein. If, within one (1) Business Day after such default relating to more than 10% of the Firm Securities or Additional Securities, you do not arrange for the purchase of such Firm Securities or Additional Securities, then the Company shall be entitled to a further period of one (1) Business Day within which to procure another party or parties satisfactory to you to purchase said Firm Securities or Additional Securities on such terms. In the event that neither you nor the Company arrange for the purchase of the Firm Securities or Additional Securities to which a default relates as provided in this Section 6, this Agreement will automatically be terminated by you or the Company without liability on the part of the Company (except as provided in Section 5 hereof) or the several Underwriters (except as provided in Section 5 hereof); provided, however, that if such default occurs with respect to the Additional Securities, this Agreement will not terminate as to the Firm Securities; and provided, further, that nothing herein shall relieve a defaulting Underwriter of its liability, if any, to the other Underwriters and to the Company for damages occasioned by its default hereunder.

6.3                               Postponement of Closing Date.  In the event that the Firm Securities or Additional Securities to which the default relates are to be purchased by the non-defaulting Underwriters, or are to be purchased by another party or parties as aforesaid, you or the Company shall have the right to postpone the Closing Date or Option Closing Date for a reasonable period, but not in any event exceeding five (5) Business Days, in order to effect whatever changes may thereby be made necessary in the Registration Statement or the Prospectus or in any other documents and arrangements, and the Company agrees to file promptly any amendment to the Registration Statement or the Prospectus that in the opinion of counsel for the Underwriter may thereby be made necessary.  The term “Underwriter” as used in this Agreement shall include any party substituted under this Section 6 with like effect as if it had originally been a party to this Agreement with respect to such Firm Securities or Additional Securities.

7.                                      Additional Covenants.

7.1                               Board Composition and Board Designations.  The Company shall ensure that: (i) the qualifications of the persons serving as members of the Board of Directors and the overall composition of the Board comply with the Sarbanes-Oxley Act of 2002 and the rules promulgated thereunder and with the listing rules of the Nasdaq Stock Market LLC or any other national securities exchange, as the case may be, in the event the Company seeks to have its Public Securities listed on another exchange or quoted on an automated quotation system, and (ii) if applicable, at least one member of the Audit Committee of the Board of Directors qualifies as a “financial expert,” as such term is defined under the Sarbanes-Oxley Act of 2002 and the rules promulgated thereunder and the listing rules of the Nasdaq Stock Market LLC.

7.2                               Right of First Refusal.  The Company agrees that if the Firm Securities are sold in accordance with the terms of this Underwriting Agreement, the Representative shall have an irrevocable preferential right for a period of nine (9) months after the Effective Date to act as lead underwriter and/or book runner and investment banker for each and every future public and private equity and debt offerings during such nine (9) month period of the Company or any such subsidiary or successor which the Company or any such subsidiary or successor may seek to sell. The Company and any such subsidiary or successor will consult the Representative with regard to any such proposed financing and will offer the Representative the opportunity to purchase or sell any such securities on terms not more favorable to the Company or any such subsidiary or successor, as the case may be, than it or they can secure elsewhere. If the Representative fails to accept such offer within ten (10) Business Days after the mailing of a notice containing the material terms of the proposed financing by registered mail or overnight courier service addressed to the Representative, then the Representative shall have no further claim or right with respect to the financing proposal contained in such notice. If, however, the terms of such financing proposal are subsequently modified in any material respect, the preferential right referred to herein shall apply to such modified proposal as if the original proposal had not been made. The Representative’s failure to exercise its preferential right with respect to any particular proposal shall not affect its preferential rights relative to future proposals.

7.3                               Prohibition on Press Releases and Public Announcements.  The Company will not issue press releases or engage in any other publicity, without the Representative’s prior written consent, for a period ending at 5:00 p.m., Eastern time, on the first (1st) Business Day following the fortieth (40th) day after the Closing Date, other than normal and customary releases issued in the ordinary course of the Company’s business.

8.                                      Effective Date of this Agreement and Termination Thereof.

8.1                               Effective Date.  This Agreement shall become effective when both the Company and the Representative have executed the same and delivered counterparts of such signatures to the other party.

8.2                               Termination.  You shall have the right to terminate this Agreement at any time prior to any Closing Date, (i) if any domestic or international event or act or occurrence has materially disrupted, or in your opinion will in the immediate future materially disrupt, general securities markets in the United States; or (ii) if trading on the New York Stock Exchange or the Nasdaq Stock Market LLC shall have been suspended or materially limited, or minimum or maximum prices for trading shall have been fixed, or maximum ranges for prices for securities shall have been required by FINRA or by order of the Commission or any other government authority having jurisdiction; or (iii) if the United States shall have become involved in a new war or an increase in major hostilities; or (iv) if a banking moratorium has been declared by a New York State or federal authority; or (v) if a moratorium on foreign exchange trading has been declared which materially adversely impacts the United States securities markets; or (vi) if the Company shall have sustained a material loss by fire, flood, accident, hurricane, earthquake, theft, sabotage or other calamity or malicious act which, whether or not such loss shall have been insured, will, in your opinion, make it inadvisable to proceed with the delivery of the Firm Securities or Additional Securities; or (vii) if the Company is in material breach of any of its representations, warranties or covenants hereunder; or (viii) if the Representative shall have become aware after the date hereof of such a material adverse change in the conditions or prospects of the Company, or such adverse material change in general market conditions as in the Representative’s judgment would make it impracticable to proceed with the offering, sale and/or delivery of the Public Securities or to enforce contracts made by the Underwriters for the sale of the Public Securities.

8.3                               Expenses.  Except in the case of a default by the Underwriters, pursuant to Section 6.2 above, in the event that this Agreement shall not be carried out for any reason whatsoever, within the time specified herein or any extensions thereof pursuant to the terms herein, the Company shall be obligated to pay to the Representative the full amount of the Representative’s actual and accountable expenses related to the transactions contemplated herein then due and payable up to a maximum of $50,000 (provided, however, that such expense cap in no way limits or impairs the indemnification and contribution provisions of this Agreement) for all such expenses (which expenses will include, but not be limited to, all reasonable fees and disbursements of the Representative’s counsel, travel, lodging and other “road show” expenses, mailing, printing and reproduction expenses, and any expenses incurred by the Representative in conducting its due diligence, including background checks of the Company’s officers and directors), less amounts, if any, previously paid to Aegis in reimbursement for such expenses.

8.4                               Indemnification.  Notwithstanding any contrary provision contained in this Agreement, any election hereunder or any termination of this Agreement, and whether or not this Agreement is otherwise carried out, the provisions of Section 5 shall not be in any way effected by such election or termination or failure to carry out the terms of this Agreement or any part hereof.

9.                                      Miscellaneous.

9.1                               Notices.  All communications hereunder, except as herein otherwise specifically provided, shall be in writing and shall be mailed (registered or certified mail, return receipt requested), personally delivered or sent by facsimile transmission and confirmed and shall be deemed given when so delivered or faxed and confirmed or if mailed, two (2) days after such mailing.

If to the Representative:

Aegis Capital Corp.
810 Seventh Avenue, 11th Floor
New York, New York 10019
Attn: Mr. David Bocchi, Managing Director of

Investment Banking

Fax No.: (212) 813-1047

Copy to:

McDermott Will & Emery LLP

340 Madison Avenue

New York, NY 10173

Attn: Robert H. Cohen

Fax No.: (646) 439-9252

If to the Company:

U.S. Rare Earths, Inc.

5600 Tennyson Parkway

Suite 240

Plano, TX 75204

Attn: Kevin Cassidy

Fax No: [          ]

Copy to:

Sichenzia Ross Friedman Ference LLP

61 Broadway, 32nd Floor

New York, New York 10006

Attn: Jeffrey Fessler

Fax No.: (212) 202-7735

9.2                               Headings.  The headings contained herein are for the sole purpose of convenience of reference, and shall not in any way limit or affect the meaning or interpretation of any of the terms or provisions of this Agreement.

9.3                               Amendment.  This Agreement may only be amended by a written instrument executed by each of the parties hereto.

9.4                               Entire Agreement.  This Agreement (together with the other agreements and documents being delivered pursuant to or in connection with this Agreement) constitutes the entire agreement of the parties hereto with respect to the subject matter hereof and thereof, and supersedes all prior agreements and understandings of the parties, oral and written, with respect to the subject matter hereof.

9.5                               Binding Effect.  This Agreement shall inure solely to the benefit of and shall be binding upon the Representative, the Underwriters, the Company and the Controlling Persons, directors and officers referred to in Section 5 hereof, and their respective successors, legal representatives and assigns, and no other person shall have or be construed to have any legal or equitable right, remedy or claim under or in respect of or by virtue of this Agreement or any provisions herein contained. The term “successors and assigns” shall not include a purchaser, in its capacity as such, of securities from any of the Underwriters.

9.6                               Governing Law.  This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of New York, without giving effect to conflict of laws principles thereof. The Company hereby agrees that any legal suit, action, proceeding or claim against it arising out of, or relating in any way to this Agreement shall be brought and enforced exclusively in the New York Supreme Court, County of New York, or in the United States District Court for the Southern District of New York, and irrevocably submits to such jurisdiction, which jurisdiction shall be exclusive. The Company hereby waives any objection to such exclusive jurisdiction and that such courts represent an inconvenient forum. Any process or summons to be served upon the Company may be served by transmitting a copy thereof by registered or certified mail, return receipt requested, postage prepaid, addressed to it at the address set forth in Section 9.1 hereof. Such mailing shall be deemed personal service and shall be legal and binding upon the Company in any action, proceeding or claim. The Company agrees that the prevailing party(ies) in any such action shall be entitled to recover from the other party(ies) all of its reasonable attorneys’ fees and expenses relating to such action or proceeding and/or incurred in connection with the preparation therefor.

9.7                               Execution in Counterparts.  This Agreement may be executed in one or more counterparts, and by the different parties hereto in separate counterparts, each of which shall be deemed to be an original, but all of which taken together shall constitute one and the same agreement, and shall become effective when one or more counterparts has been signed by each of the parties hereto and delivered to each of the other parties hereto. Delivery of a signed counterpart of this Agreement by facsimile or email/pdf transmission shall constitute valid and sufficient delivery thereof.

9.8                               Waiver, etc.  The failure of any of the parties hereto to at any time enforce any of the provisions of this Agreement shall not be deemed or construed to be a waiver of any such provision, nor to in any way effect the validity of this Agreement or any provision hereof or the right of any of the parties hereto to thereafter enforce each and every provision of this Agreement. No waiver of any breach, non-compliance or non-fulfillment of any of the provisions of this Agreement shall be effective unless set forth in a written instrument executed by the party or parties against whom or which enforcement of such waiver is sought; and no waiver of any such breach, non-compliance or non-fulfillment shall be construed or deemed to be a waiver of any other or subsequent breach, non-compliance or non-fulfillment.

[SIGNATURE PAGE FOLLOWS]

If the foregoing correctly sets forth the understanding between the Underwriters and the Company, please so indicate in the space provided below for that purpose, whereupon this letter shall constitute a binding agreement between us.

Very truly yours,

U.S. RARE EARTHS, INC.

By:
Name:
Title:

Accepted on the date first above written.

AEGIS CAPITAL CORP., as Representative

By:
	Name:	Robert J. Eide
	Title:	Chief Executive Officer

SCHEDULE 1

Underwriter	Total Number of Firm Shares to be Purchased	Number of Additional Shares to be Purchased if Over-Allotment Option is Fully Exercised	Number of Firm Warrants to be Purchased	Number of Additional Warrants to be Purchased if Over- Allotment Option is Fully Exercised
Aegis Capital Corp

TOTAL

EXHIBIT A

Form of Warrant

C-1

EXHIBIT B

Form of Representative’s Warrant Agreement

2

EXHIBIT C

Form of Lock-Up Agreement

3

EXHIBIT D

Form of Press Release

[Form of Press Release]

U.S. Rare Earths, Inc.
[Date]

U.S. Rare Earths, Inc. (the “Company”) announced today that Aegis Capital Corp., acting as representative for the underwriters in the Company’s recent public offering of [       ] shares of common stock, is [waiving] [releasing] a lock-up restriction with respect to            shares of the Company’s common stock held by [certain officers or directors] [an officer or director] of the Company.  The [waiver] [release] will take effect on           , 20   , and the shares may be sold on or after such date.

This press release is not an offer or sale of the securities in the United States or in any other jurisdiction where such offer or sale is prohibited, and such securities may not be offered or sold in the United States absent registration or an exemption from registration under the Securities Act of 1933, as amended.

4

ANNEX 1

Seaglass Holding Corp. — 100% owned by U.S. Rare Earths, Inc.

l-1